Rand Acquisition Corp.                      Lower Lakes Towing Ltd.
                                            Grand River Navigation Company, Inc.

                              FOR IMMEDIATE RELEASE

            RAND ACQUISITION CORP. TO ACQUIRE LOWER LAKES TOWING AND
                         GRAND RIVER NAVIGATION COMPANY

New York, NY - September 6, 2005 - Rand Acquisition Corporation (OTC: RAQC.OB; RAQCW.OB; RAQCU.OB) today announced that it has entered into a definitive agreement to acquire privately-held Lower Lakes Towing Ltd. and Grand River Navigation Company, Inc. Port Dover, Ontario-based Lower Lakes Towing, together with its wholly-owned U.S. subsidiary, Lower Lakes Transportation Company, is a leading provider of bulk freight shipping services throughout the Great Lakes region. Grand River charters four U.S. flag vessels to Lower Lakes Transportation under long-term time charters.

Under the terms of the acquisition, Rand, through its newly-formed subsidiary, will purchase all of the stock of Lower Lakes Towing and Grand River for $53.73 million less the amount of indebtedness to be refinanced at closing of the acquisition. The transaction will be financed through a combination of cash on hand, the private placement of $15.0 million of Rand's newly-created Series A Convertible Preferred Stock and $22.5 million of senior debt financing from an institutional lending source.

The companies, which began operations in 1994, operate a fleet of seven River Class self-unloading carriers and one integrated self-unloading tug/barge unit representing more than one-third of all River Class vessels servicing the Great Lakes. The companies have long-term contracts with a diverse customer base in the construction aggregates, integrated steel, salt, agriculture and electric utility industries to transport aggregates, iron ore, coal, limestone, salt, agricultural products and other dry bulk commodities. The companies' smaller, more versatile, self-unloading fleet is able to gain entry to ports that are difficult or impractical for larger ships to access. In addition, the fleet characteristics, cargo mix and skilled management facilitate highly efficient and productive operations.

The companies are the only carriers able to offer significant domestic port-to-port services in both Canada and the U.S. on the Great Lakes. Grand River's vessels operate under the U.S. Jones Act, which dictates that only ships that are built, crewed and owned by U.S. citizens can operate between U.S. ports. Lower Lakes Towing's vessels operate under the auspices of the Canada Marine Act, which requires Canadian commissioned ships to operate between Canadian ports. In connection with the acquisition, Rand will impose customary limitations on its share ownership to ensure continued Jones Act compliance.

For the fiscal year ended March 31, 2005, the combined companies generated net revenue of approximately $44.9 million, which produced adjusted EBITDA of approximately $9.7 million. From fiscal year 2002 through fiscal year 2005, net revenue increased at a compound annual rate of approximately 20.3% and adjusted EBITDA grew faster, at an annual rate of approximately 30.1%. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, adjusted for non-recurring and unusual items.

Laurence S. Levy, Chairman and CEO of Rand, stated, "I could not be more enthusiastic about this transaction. After a comprehensive due diligence effort, we found the companies to be an extremely attractive investment opportunity. The companies have developed a 30% share of the niche Great Lakes River Class bulk freight market, and benefit from substantial regulatory and asset-oriented barriers to entry. They have built an attractive, diversified base of customers, which are generally serviced under long-term contracts. Additionally, the companies' expert management, which has long-standing industry relationships, together with the well maintained fleet provide considerable competitive advantages."

Mr. Levy continued, "From a financial perspective, the business has historically been characterized by consistent revenue and EBITDA growth, and stable, predictable cash flow. Looking forward, the companies are positioned to benefit from continued economic improvement and end market growth. Additionally, I believe this transaction and Rand's conservatively leveraged balance sheet will produce a strong vehicle with which to pursue acquisition opportunities for other companies operating under the Jones Act."

Scott Bravener, President and CEO of Lower Lakes Towing, added, "I believe strongly in our future prospects and am confident that the companies will benefit from Laurence's leadership and extensive experience operating and growing logistics businesses. We look forward to consummating this transaction and combining our strengths."

Management of the acquired companies will remain unchanged following the acquisition. Rand intends to appoint Scott Bravener, Lower Lakes' President and CEO, to its Board of Directors, and Rand may otherwise increase the size of its Board in connection with the acquisition, but Rand has not granted to any person or entity the right to appoint individuals to its Board.

The shares of Series A Convertible Preferred Stock to be issued at the closing of the acquisition will accrue cash dividends at the annual rate of 7.75% (subject to increase to a maximum annual rate of 12% if not timely paid), will be convertible into shares of Rand's common stock at any time at the option of the holders based on a conversion price of $6.20 per share (subject to adjustment) and will be convertible into shares of Rand's common stock at the option of Rand if, after the third anniversary of the acquisition, the trading price of Rand's common stock for 20 trading days within any 30 trading day period equals or exceeds $8.50 per share (subject to adjustment), based on a conversion price of $6.20 per share (subject to adjustment). The shares of Series A Convertible Preferred Stock will vote on an as-converted basis with Rand's common stock and will have a separate vote over certain material transactions.

The acquisition, Series A Convertible Preferred Stock private placement and senior debt financing are each subject to customary closing conditions. In addition, the closing of the acquisition is subject to approval by the stockholders of Rand, and holders of not more than 20% of the shares of Rand voting against the acquisition and electing to convert their shares into cash, all in accordance with Rand's certificate of incorporation.

For additional information on the acquisition, Series A Convertible Preferred Stock and senior debt financing, see the Form 8-K filed by Rand dated today's date, a copy of which can be obtained, without charge, at the Securities and Exchange Commission's internet site (http://www.sec.gov).

The investment banking group of NatCity Investments, Inc. is acting as financial advisor to Lower Lakes Towing in the transaction.

This press release contains forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) concerning Rand, Lower Lakes Towing and its subsidiaries and Grand River, and such companies' combined business after completion of the proposed acquisition. Forward looking statements are statements that are not historical facts, but instead statements based upon the current beliefs and expectations of management of Rand, Lower Lakes Towing and Grand River. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ from the results included in such forward-looking statements.

Rand and its directors and executive officers may be deemed to be participants in the solicitation of proxies for the special meeting of Rand stockholders to be held to approve the acquisition. Stockholders of Rand are advised to read, when available, Rand's preliminary proxy statement and definitive proxy statement in connection with Rand's solicitation of proxies for the special meeting because these statements will contain important information. The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the acquisition. Stockholders will also be able to obtain a copy of the definitive proxy statement, without charge, by directing a request to: Rand Acquisition Corporation, 450 Park Avenue, Suite 1001, New York, New York 10022. The preliminary proxy statement and definitive proxy statement, once available, can also be obtained, without charge, at the Securities and Exchange Commission's internet site (http://www.sec.gov).

CONTACT:                           -OR-    INVESTOR RELATIONS COUNSEL:
Rand Acquisition Corporation               The Equity Group Inc.
Laurence S. Levy, Chairman & CEO           Loren G. Mortman
212-644-3450                               (212) 836-9604
                                           Lauren Barbera
                                           (212) 836-9610, LBarbera@equityny.com
                                           www.theequitygroup.com